Motient Corporation
                              MR Acquisition Corp.
                              10802 Parkridge Blvd.
                           Reston, Virginia 20191-5416


                                                            May 17, 2001


Rare Medium Group, Inc.
565 Fifth Avenue
29th Floor
New York, NY 10017

Apollo Investment Fund IV, L.P.
Apollo Overseas Partners IV, L.P.
AIF IV/RRRR LLC
1301 Avenue of the Americas
38th Floor
New York, NY 10019

                  Re:      Merger Agreement

Ladies and Gentlemen:

     Reference is hereby made to that certain Agreement and Plan of Merger by and among Motient Corporation ("Acquiror"), MR Acquisition Corp. ("Merger Sub") and Rare Medium Group, Inc. (the "Company") dated as of May 14, 2001 (the "Merger Agreement"). All capitalized terms used but not defined herein shall have the meaning set forth in the Merger Agreement.

     Acquiror, Merger Sub, the Company and the Preferred Stockholders hereby acknowledge and agree that Schedule 6.09 of the Merger Agreement is hereby amended to delete Part (b)(1)(a) thereto in its entirety.

     This letter agreement may be executed and delivered in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Rare Medium Group, Inc.
Apollo Investment Fund IV, L.P.
Apollo Overseas Partners IV, L.P.
AIF IV/RRRR LLC
May 17, 2001
Page 2


     Please acknowledge your understanding of and agreement with the foregoing by signing this letter agreement in the spaces provided below.


                                Sincerely,

                                MOTIENT CORPORATION

                                By:/s/Walter V. Purnell, Jr.
                                  -----------------------------
                                  Name: Walter V. Purnell, Jr.
                                        -----------------------
                                  Title:   President and Chief Executive Officer
                                           -------------------------------------


                                MR ACQUISITION CORP.

                                By:/s/Walter V. Purnell, Jr.
                                  -----------------------------
                                   Name: Walter V. Purnell, Jr.
                                         ----------------------
                                   Title:   Director
                                            ------------------------------------


AGREED AND ACCEPTED
this 17th day of May, 2001


RARE MEDIUM GROUP, INC

By: /s/Robert Lewis
    ---------------------------
Name: Robert Lewis
      -------------------------
Title: Senior Vice President and General Counsel
       -----------------------------------------


APOLLO INVESTMENT FUND IV, L.P.

By: Apollo Investment Fund IV, L.P., general partner
      Apollo Capital Management IV, Inc., general partner

By:/s/Andrew Africk
   ---------------------------------
   Andrew Africk, Vice President

                       [signatures continued on next page]

Rare Medium Group, Inc.
Apollo Investment Fund IV, L.P.
Apollo Overseas Partners IV, L.P.
AIF IV/RRRR LLC
May 17, 2001
Page 3


APOLLO OVERSEAS PARTNERS IV, L.P.

By: Apollo Investment Fund IV, L.P., general partner
      Apollo Capital Management IV, Inc., general partner

By:/s/Andrew Africk
   ---------------------------------
   Andrew Africk, Vice President

AIF IV/RRRR LLC

By:/s/Andrew Africk
   ---------------------------------
   Andrew Africk, Manager